UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following press release was issued by Atmel Corporation on March 30, 2007.
®

N E W S  R E L E A S E

ATMEL COMMENTS ON GEORGE PERLEGOS’ PRELIMINARY
PROXY MATERIALS FOR ATMEL SPECIAL MEETING
SAN JOSE, CA, March 30, 2007 . . . Atmel® Corporation (NASDAQ: ATML) today commented on the preliminary proxy materials filed with the Securities and Exchange Commission by George Perlegos, Atmel’s former Chairman and CEO who was terminated for cause, regarding the special meeting of stockholders on May 18, 2007. The sole purpose of the special meeting called by Mr. Perlegos is to remove those directors who terminated him and to reinstate himself as CEO.
“Atmel’s Board and new management team have initiated a number of significant strategic and operational improvements,” said Steven Laub, Atmel’s President and CEO. “Through these actions, estimated to save between $70 million to $80 million this year alone, we have started to refocus the Company on its core microcontroller products and technical strengths, and on improving growth and profitability. We are continuing to identify other areas of opportunity to create a stronger future for Atmel and our stockholders.”
Atmel noted that George Perlegos controlled Atmel for more than 20 years and that in each of the last five years under his direction (2001 to 2005), the Company incurred net losses, which exceeded $1.2 billion in the aggregate. Despite the Company’s deteriorating financial performance under his watch, George Perlegos failed to implement any of his recently proposed actions. In contrast, after George Perlegos was terminated for cause, the current Board and management team took immediate action to put the Company on track to profitability and enhance stockholder value.
Laub continued, “Our goal is to transform Atmel to drive profitable growth. The restructuring we announced in December is a strong beginning to that process. The Board and management team will continue to evaluate and take all appropriate steps to enhance value for our stockholders.”

Atmel will present further details regarding its recommendation for the special meeting in the Company’s definitive proxy statement and other materials, which will be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the May 18, 2007 special meeting.
Information About George Perlegos
As announced in August 2006, George and Gust Perlegos and two other Atmel senior executives were terminated for cause by a special independent committee of Atmel’s Board of Directors following an eight-month investigation into the misuse of corporate travel funds.
In February 2007, the Court of Chancery of the State of Delaware rejected the Perlegoses’ claims that they were improperly terminated for cause, stating “the record refutes any contention of the [Perlegoses] that they are innocent of material wrongdoing” and that “the Perlegoses have not demonstrated any right to hold any office of Atmel.”
On March 23, 2007, Atmel filed a lawsuit in the United States District Court, Northern District of California, against George and Gust Perlegos asserting that the Perlegoses are using false and misleading proxy materials in violation of Section 14(a) of the federal securities laws to wage their proxy campaign to replace Atmel’s CEO and all of Atmel’s independent directors with the Perlegoses’ director nominees at a special meeting of stockholders on May 18, 2007. Further, Atmel asserts that the Perlegos group, in violation of federal securities laws, has failed to file a Schedule 13D as required, leaving stockholders without the information about the Perlegoses and their plans that is necessary for stockholders to make an informed assessment of the Perlegoses’ proposal.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions. Focused on consumer, industrial, security, communications, computing and automotive markets, Atmel ICs can be found Everywhere You Are(R).

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements about Atmel’s restructuring and other initiatives, including the anticipated benefits and cost savings of such initiatives, and statements regarding Atmel’s future prospects. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the final conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to stock option grants, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new technologies, ability to ramp new products into volume, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets, the ability to recognize the benefits of our restructuring and other initiatives, and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K, filed on March 16, 2006 and subsequent Form 10-Q reports.
Additional Information
Atmel has filed a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the special meeting with the Securities and Exchange Commission, and will also be filing a definitive proxy statement concerning its annual meeting. Its stockholders are urged to read the definitive proxy statements when they become available, because they will contain important information. Stockholders may obtain, free of charge, copies of the definitive proxy statements (when they are available) and other documents filed by Atmel with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atmel will be available free of charge from Atmel. Atmel and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Atmel against the proposed removal of Atmel’s directors.
Information concerning the participants is set forth in the preliminary proxy statement filed with the Securities and Exchange Commission.

Investor Contact	Media Contact
Robert Pursel	Jennifer Schaefer / Mike Cuneo
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
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